Exhibit 99.1

MCI To Engage In Further Discussions With Qwest

ASHBURN, Va., March 2, 2005 -- MCI (NASDAQ: MCIP) today announced its intention to engage with Qwest to review its latest proposal from February 24, 2005 to acquire MCI. This decision was made with the concurrence of Verizon.

In entering into the merger agreement with Verizon on February 14, 2005, MCI's Board of Directors unanimously determined that the Verizon transaction was in the best interests of its shareholders. At that time, Qwest was proposing two separate offers: 1) to acquire MCI for $18.27 per share, in cash or 2) to acquire MCI for 3.735 Qwest shares plus $7.50 in cash per MCI share. Both proposals allowed four quarterly dividends of $.40 per share.

The Board's decision followed an intense review of the changing dynamics of the telecommunication industry over the past year, including the recently announced mergers of SBC with AT&T and Sprint with Nextel.

Among the factors considered by the MCI Board in determining to enter into the merger agreement with Verizon were the Board's view of the changing competitive nature of the industry; increasing need for scale and comprehensive wireless capabilities; access economics; the level and achievability of synergies; strength of capital structure; the ongoing ability to sustain network service quality and invest in new capabilities; and ensuring ongoing customer confidence among MCI's large enterprise and government customers.

MCI's Board remains committed to performing its fiduciary duties and will evaluate Qwest's position over the next two weeks.

About MCI
MCI, Inc. (NASDAQ: MCIP) is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone, based on the number of company-owned points of presence, and wholly-owned data networks, MCI develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to www.mci.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: a significant change in the timing of, or the imposition of any government conditions to, the closing of the transaction; actual and contingent liabilities; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction. Additional factors that may affect the future results of MCI and Verizon are set forth in their respective filings with the Securities and Exchange Commission, which are available at investor.verizon.com/SEC/ and http://www.mci.com/about/investor_relations/sec/.

Additional Information and Where to Find It

In connection with the previously announced proposed transaction between MCI and Verizon, a registration statement, including a proxy statement of MCI, and other materials will be filed with the Securities and Exchange Commission ("SEC"). We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about MCI and Verizon, at www.sec.gov, the SEC's website. Investors may also obtain free copies of these documents at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI's filings are available at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147.

Participants in the Solicitation

MCI, Verizon, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareowners with respect to the previously announced proposed transaction between MCI and Verizon. Information about MCI's directors and executive officers is available in MCI's annual report on Form 10-K for the year ended December 31, 2003. Information about Verizon's directors and executive officers is available in Verizon's proxy statement for its 2004 annual meeting of shareholders, dated March 15, 2004. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

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